-------------------------------------------------------------------------------

                                AMENDMENT NO. 1

                         Dated as of February 14, 2001

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              FORD MOTOR COMPANY,

                                FORD FSG, INC.,

                               FORD FSG II, INC.

                                      and

                             THE HERTZ CORPORATION

                          Dated as of January 16, 2001

-------------------------------------------------------------------------------

     AMENDMENT No. 1 dated as of February 14, 2001 to AGREEMENT AND PLAN OF MERGER, dated as of January 16, 2001 (this "Agreement"), by and among Ford Motor Company, a Delaware corporation ("Ford"), Ford FSG, Inc., a Delaware corporation ("Parent"), Ford FSG II, Inc., a Delaware corporation ("FSG II"), and The Hertz Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H

     WHEREAS, the parties to the Agreement desire to amend its terms to provide that Ford or Parent will reimburse the Company for certain of the expenses incurred by the Company in connection with the Agreement and the transactions contemplated by the Agreement; and

     WHEREAS, Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Ford, Parent, FSG II and the Company hereby agree as follows:

     Section 1. Section 9.05 of the Agreement shall be amended by adding the following two sentences to the end of the section:

              Notwithstanding the foregoing, Ford shall, or shall cause Parent to, reimburse the Company, up to the maximum amount of $5,915,000, for Expenses incurred by the Company for counsel, investment bankers and printers. Such reimbursement shall be made within 30 days following the submission to Ford by the Company of evidence (reasonably satisfactory to Ford) of the Company's payment of such fees and expenses.

     Section 2. Except as amended hereby, the Agreement remains unchanged and in full force and effect.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Agreement to be executed as of the date written above by its respective officers thereunto duly authorized.


                                              FORD MOTOR COMPANY


                                              By: /s/ Peter Sherry, Jr.
                                                 -------------------------------
                                                 Name:  Peter Sherry, Jr.
                                                 Title: Assistant Secretary


                                              FORD FSG, INC.


                                              By: /s/ Peter Sherry, Jr.
                                                 -------------------------------
                                                 Name:  Peter Sherry, Jr.
                                                 Title: Assistant Secretary


                                              FORD FSG II, INC.


                                              By: /s/ Peter Sherry, Jr.
                                                 -------------------------------
                                                 Name:  Peter Sherry, Jr.
                                                 Title: Secretary


                                              THE HERTZ CORPORATION


                                              By: /s/ Craig R. Koch
                                                 -------------------------------
                                                 Name:  Craig R. Koch
                                                 Title: President and Chief
                                                        Executive Officer


                                       2